Exhibit 3.20
MID-MAINE COMMUNICATIONS, INC.
Incorporated under the laws of the State of Delaware

BYLAWS

As adopted on March 23, 2006
ARTICLE I.
OFFICES
1.1 Registered Office.
     The registered office of Mid-Maine Communications, Inc. (the “Corporation”) in the State of Delaware is 9 East Loockerman, Street, Suite 1B, City of Dover, County of Kent, 19901, and the name of its registered agent at that address is National Registered Agents, Inc.
1.2 Principal Office.
     The principal office for the transaction of the business of the Corporation shall be at such places as may be established by the Board of Directors (the “Board”). The Board is granted full power and authority to change said principal office from one location to another.
1.3 Other Offices.
     The Corporation may also have an office or offices at any other places within or outside the State of Delaware.
ARTICLE II.
MEETING OF STOCKHOLDERS
2.1 Annual Meetings.
     The annual meeting of the stockholders for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held at such place, date and hour as shall be fixed by the Board and designated in the notice or waiver of notice thereof.
2.2 Special Meetings.

     A special meeting of the stockholders for any purpose or purposes may be called by the Board pursuant to (a) a resolution adopted by a majority of the members of the Board or (b) a request by holders of at least a majority of the voting power of all outstanding shares of the capital stock of the Corporation entitled to vote at such special meeting (the “Voting Stock”), in each case to be held at such place, date and hour as shall be designated in the notice or waiver of notice thereof; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of the certificate of incorporation of the Corporation (as amended, restated and/or supplemented, the “Certificate of Incorporation”) or any amendment thereto, or any certificate filed under Section 151(g) of the DGCL (as defined below), then such special meeting may also be called by the person or persons in the manner, at the times and for the purposes so specified.
2.3 Notice of Meetings.
     Except as otherwise required by applicable law, the Certificate of Incorporation or these Bylaws, notice of each annual or special meeting of the stockholders shall be given to each stockholder of record entitled to vote at such meeting not less than 10 nor more than 60 days before the day on which the meeting is to be held, by delivering written notice thereof to such stockholder personally, or by mailing a copy of such notice, postage prepaid, directly to such stockholder at his, her or its address as it appears in the records of the Corporation, or by transmitting such notice thereof to such stockholder at such address by telegraph, cable or other telephonic transmission. Every such notice shall state the place, the date and hour of the meeting, and, in case of a special meeting, the purpose or purposes for which the meeting is called. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage pre-paid, directed to the stockholder at such address as appears on the records of the Corporation. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy, or who shall, in person or by attorney thereunto authorized, waive such notice in writing, either before or after such meeting. Except as otherwise provided in these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the stockholders need be specified in any such notice or waiver of notice. Notice of any adjourned meeting of stockholders shall not be required to be given, except when expressly required by law.
2.4 Quorum.
     At each meeting of the stockholders, except where otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, the holders of a majority of the voting power of the issued and outstanding Voting Stock, present in person or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that the stockholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. In the absence of a quorum, a majority in voting interest of the stockholders present in person or represented by proxy and entitled to vote, or, in the absence of all the stockholders entitled to vote, any officer entitled to preside at, or act as secretary of, such meeting, shall have the power to adjourn the meeting from time to time, without notice other than an announcement at the meeting until stockholders holding the requisite amount of stock to constitute a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called. The chairman of the meeting may determine that a quorum is present based upon any reasonable evidence of the presence in person or by proxy of stockholders holding a majority of the voting power of the Voting Stock, including without limitation, evidence from any record of stockholders who have signed a register indicating their presence at the meeting. If the adjournment is for more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
2.5 Organization.
     (a) Unless otherwise determined by the Board, at each meeting of the stockholders, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:
          (i) the Chairman, if any;
          (ii) the Chief Executive Officer;
          (iii) the President;
          (iv) any director, officer or stockholder of the Corporation designated by the Board to act as chairman of such meeting and to preside thereat if the Chairman, the Chief Executive Officer or the President shall be absent from such meeting; or
          (v) a stockholder of record who shall be chosen chairman of such meeting by a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat.
     (b) The Secretary or, if he or she shall be presiding over such meeting in accordance with the provisions of this Section 2.5 or if he or she shall be absent from such meeting, the person (who shall be an Assistant Secretary, if an Assistant Secretary has been appointed and is present) whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.
2.6 Order of Business.
     The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by chairman of the meeting. The Board may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of such meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, determine the order of business to be transacted at such meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The chairman at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such chairman should so determine, such chairman shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
2.7 Voting.
     (a) Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at each meeting of the stockholders, every stockholder of the Corporation shall be entitled, in person or by proxy, to that number of votes in respect of each share of Voting Stock held by him, her or it and registered in his, her or its name, as applicable, on the books of the Corporation on the date fixed pursuant to Section 6.7 as the record date for the determination of stockholders entitled to vote at such meeting. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. A person whose stock is pledged shall be entitled to vote, unless, in the transfer by the pledgor on the books of the Corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee or his, her or its proxy may represent such stock and vote thereon. If shares or other securities having voting power stand in the record of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary shall be given written notice to the contrary and furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:
          (i) if only one votes, his, her or its act binds all;
          (ii) if more than one votes, the act of the majority so voting binds all; and
          (iii) if more than one votes, but the vote is evenly split on any particular matter, such shares shall be voted in the manner provided by law.
     (b) If the instrument so filed shows that any such tenancy is held in unequal interests, a majority or even-split for the purposes of this Section 2.7 shall be a majority or even-split in interest. The Corporation shall not vote directly or indirectly any share of its own capital stock. Any vote of stock may be given by the stockholder entitled thereto in person or by his, her or its proxy appointed by an instrument in writing in the manner set forth in clause (c) below, subscribed by such stockholder or by his, her or its attorney thereunto authorized, delivered to, and filed by, the secretary of the meeting; provided, however, that no proxy shall be voted after three years from its date, unless said proxy provides for a longer period. At all meetings of the stockholders, all matters (except where other provision is made by law, the Certificate of Incorporation or these Bylaws, in which case such express provision shall govern and control the decision of such matter) shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy at such meeting and entitled to vote thereon, a quorum being present. Unless demanded by a stockholder present in person or by proxy at any meeting and entitled to vote thereon, the vote on any question need not be by ballot. Upon a demand by any such stockholder for a vote by ballot upon any question, such vote by ballot shall be taken. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his, her or its proxy, if there be such proxy, and shall state the number of shares voted.
     (c) Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy pursuant to the General Corporation Law of the State of Delaware (the “DGCL”), the following shall constitute a valid means by which a stockholder may grant such authority: (i) a stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy, and execution of the writing may be accomplished by the stockholder or the stockholder’s authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature; or (ii) a stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means or electronic transmissions to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other transmissions are valid. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors, or if there are no inspectors, such other persons making that determination shall specify the information upon which they relied.
     Any copy, facsimile telecommunication or other reliable reproduction of writing or transmission created pursuant to the preceding paragraph of this Section 2.7 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction for the entire original writing or transmission.
2.8 Inspection.
     (a) The chairman of the meeting may at any time appoint one or more inspectors to serve at any meeting of the stockholders. Any inspector may be removed, and a new inspector or inspectors appointed, by the Board at any time. Such inspectors shall decide upon the qualifications of voters, accept and count votes, declare the results of such vote, and subscribe and deliver to the secretary of the meeting a certificate stating the number of shares of stock issued and outstanding and entitled to vote thereon and the number of shares voted for and against the question, respectively. The inspectors need not be stockholders of the Corporation, and any director or officer of the Corporation may be an inspector on any question other than a vote for or against his or her election to any position with the Corporation or on any other matter in which he or she may be directly interested. Before acting as herein provided, each inspector shall subscribe an oath faithfully to execute the duties of an inspector with strict impartiality and according to the best of his or her ability.
     (b) The inspector shall perform his or her duties and shall make all determinations in accordance with the DGCL including, without limitation, Section 231 of the DGCL.
2.9 List of Stockholders.
     It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of its stock ledger to prepare and make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to any such meeting, during ordinary business hours, for a period of at least 10 days prior to such meeting, either at a place within the city where such meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. Such list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
2.10 Written Consent.
     Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote by means of a stockholder written consent meeting the requirements of the DGCL. Prompt notice of the taking of action without a meeting by less than a unanimous written consent shall be given to those stockholders who have not consented as required by the DGCL.
ARTICLE III
BOARD OF DIRECTORS
3.1 General Powers.
     The business, property and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

3.2 Number and Term of Office.
     The number of directors shall be fixed from time to time by resolution of the Board. Directors need not be stockholders. Each director shall hold office until his or her successor is elected and qualified, or until his or her earlier death or resignation or removal in the manner hereinafter provided.
3.3 Election of Directors.
     At each meeting of the stockholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes, up to the number of directors to be elected, of the stockholders present in person or by proxy and entitled to vote thereon shall be the directors; provided, however, that for purposes of such vote no stockholder shall be allowed to cumulate his, her or its votes. Unless an election by ballot shall be demanded as provided in Section 2.7, election of directors may be conducted in any manner approved at such meeting.
3.4 Resignation.
     Any director may resign at any time by giving written notice to the Board, the Chairman, the Chief Executive Officer, the President or the Secretary. Such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
3.5 Meetings.
     (a) Annual Meetings. As soon as practicable after each annual election of directors, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 3.6.
     (b) Other Meetings. Other meetings of the Board shall be held at such times and places as the Board, the Chairman, the Chief Executive Officer, the President or any director shall from time to time determine.
     (c) Notice of Meetings. Notice shall be given to each director of each meeting, including the time, place and purpose of such meeting. Notice of each such meeting shall be mailed to each director, addressed to him or her at his or her residence or usual place of business, at least forty eight (48) hours before the date on which such meeting is to be held, or shall be sent to him or her at such place by telegraph, cable, wireless or other form of recorded communication, or be delivered personally or by telephone not later than the day before the day on which such meeting is to be held. A written waiver of notice, signed by the person entitled thereto, whether before or after the time of the meeting stated therein, shall be deemed equivalent to notice. Notice of any meeting need not be given to any director who shall attend such meeting in person (except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened), or who shall waive notice thereof, before or after such meeting, in writing or by electronic transmission.

     (d) Place of Meetings. The Board may hold its meetings at such place or places within or outside the State of Delaware as the Board may from time to time determine, or as shall be designated in the respective notices or waivers of notice thereof.
     (e) Quorum and Manner of Acting. A majority of the total number of directors then in office shall constitute a quorum for the transaction of business, and the vote of a majority of those directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law or these Bylaws. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given.
     (f) Organization. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside thereat, in the following order of precedence:
          (i) the Chairman, if any;
          (ii) the Chief Executive Officer (if a director);
          (iii) the President (if a director); or
          (iv) any director designated by a majority of the directors present.
     The Secretary or, in the case of his or her absence, an Assistant Secretary, if an Assistant Secretary has been appointed and is present, or any person whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.
3.6 Directors’ Consent in Lieu of Meeting.
     Any action required or permitted to be taken at any meeting of the Board or of any committee thereof, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the directors then in office or all members of such committee, as the case may be, and such consent is filed with the minutes of the proceedings of the Board or committee.
3.7 Action by Means of Conference Telephone or Similar Communications Equipment.
     Any one or more members of the Board may participate in a meeting of the Board by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.
3.8 Committees.

     Except as otherwise provided by applicable law, the Board may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each such committee to consist of at least one or more directors of the Corporation, which to the extent provided in said resolution or resolutions shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it, such committee or committees to have such name or names as may be determined from time to time by resolution adopted by the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Upon the absence or disqualification of a member of a committee, if the Board has not designated one or more alternates (or if such alternate(s) is then absent or disqualified), the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board to act at the meeting in the place of any such absent or disqualified member or alternate. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. The Board shall have power to change the members of any such committee at any time, to fill vacancies and to discharge any such committee, either with or without cause, at any time.
3.9 Fees and Compensation
     Each director and each member of a committee of the Board shall receive such fees and reimbursement of expenses incurred on behalf of the Corporation or in attending meetings as the Board may from time to time determine. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.
ARTICLE IV
OFFICERS
4.1 Executive Officers.
     The principal officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary and a Treasurer, and may include such other officers as the Board may appoint pursuant to Section 4.3. Any two or more offices may be held by the same person.
4.2 Authority and Duties.
     All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in these Bylaws or, to the extent so provided, by the Board.
4.3 Other Officers.
     The Corporation may have such other officers, agents and employees as the Board may deem necessary, including one or more Assistant Secretaries and one or more Vice Presidents, each of whom shall hold office for such period, have such authority and perform such duties as the Board, the Chief Executive Officer or the President may from time to time determine. The Board may delegate to any principal officer the power to appoint and define the authority and duties of, or remove, any such officers, agents or employees. The officers of the Corporation need not be stockholders of the Corporation, nor need such officers be directors of the Corporation.
4.4 Term of Office, Resignation, Removal and Disability.
     (a) All officers shall be elected or appointed by the Board and shall hold office for such term as may be prescribed by the Board. Each officer shall hold office until his or her successor has been elected or appointed and qualified or until his or her earlier death or resignation or removal in the manner hereinafter provided.
     (b) Any officer may resign at any time by giving written notice to the Board, the Chief Executive Officer, the President, the Secretary or the Treasurer. Such resignation shall take effect at the time specified therein or, if the time be not specified, at the time it is accepted by action of the Board. Except as aforesaid, the acceptance of such resignation shall not be necessary to make it effective.
     (c) All officers and agents elected or appointed by the Board shall be subject to removal, with or without cause, at any time by the Board.
     (d) Unless otherwise provided in these Bylaws, in the absence or disability of any officer of the Corporation, the Board may, during such period, delegate such officer’s powers and duties to any other officer or to any director and the person to whom such powers and duties are delegated shall, for the time being, hold such office.
4.5 Vacancies.
     If the office of Chief Executive Officer, President, Secretary or Treasurer becomes vacant for any reason, the Board shall fill such vacancy, and if any other office becomes vacant, the Board may fill such vacancy. Any officer so appointed or elected by the Board shall serve only until such time as the unexpired term of his or her predecessor shall have expired, unless reelected or reappointed by the Board.
4.6 The Chairman.
     The Board may elect from its members a Chairman of the Board. If a Chairman has been elected and is present, the Chairman shall preside at all meetings of the Board and the stockholders. The Chairman shall have such other powers and perform such other duties as the Board may designate.
4.7 The Chief Executive Officer.
     The Chief Executive Officer shall be responsible for the general direction of the business and affairs of the Corporation, subject to the authority of the Board, shall perform such other duties as may from time to time be assigned to him or her by the Board, or as prescribed by law or these Bylaws.
4.8 The President.
     The President shall be the chief operating and administrative officer of the Corporation, subject to the authority of the Board, and the Chief Executive Officer. After the Chief Executive Officer, he or she shall direct the policies and management of the Corporation. The President shall perform such other duties as from time to time may be assigned to him or her by the Board or the Chief Executive Officer, or as otherwise prescribed by law or these Bylaws.
4.9 The Secretary.
     The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of the stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose. He or she may give, or cause to be given, notice of all meetings of the stockholders and of the Board, and shall perform such other duties as may be prescribed by the Board, the Chief Executive Officer or the President, under whose supervision he or she shall act. He or she shall keep in safe custody the seal of the Corporation and affix the same to any duly authorized instrument requiring it and, when so affixed, it shall be attested by his or her signature or by the signature, if appointed, of an Assistant Secretary. He or she shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board, the Chief Executive Officer or the President.
4.10 Treasurer.
     The Treasurer shall have the care and custody of the corporate funds and other valuable effects, including securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board. The Treasurer shall perform all other duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board, the Chief Executive Officer or the President.
ARTICLE V
CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.
5.1 Execution of Documents.
     The Board shall designate, by either specific or general resolution, the officers, employees and agents of the Corporation who shall have the power to execute and deliver deeds, contracts, mortgages, bonds, debentures, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation, and may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation. Unless so designated or expressly authorized by these Bylaws, no officer, employee or agent shall have any power or authority to bind the Corporation by any contract or engagement, to pledge its credit or to render it liable pecuniarily for any purpose or amount.
5.2 Deposits.
     All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or Treasurer, or any other officer of the Corporation to whom power in this respect shall have been given by the Board, shall select.
5.3 Proxies with Respect to Stock or Other Securities of Other Corporations.
     The Board shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation, and to vote or consent with respect to such stock or securities. Such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights, and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its powers and rights.
ARTICLE VI
SHARES; SHARE ISSUANCE AND TRANSFER; FIXING RECORD DATE
6.1 Certificates for Shares.
     Every owner of stock of the Corporation shall be entitled to have a certificate certifying the number and class of shares owned by him, her or it in the Corporation, which shall be in such form as shall be prescribed by the Board. Certificates shall be numbered and issued in consecutive order and shall be signed by, or in the name of, the Corporation by the Chairman, the Chief Executive Officer, the President, the Treasurer or any Vice President, and by the Secretary (or an Assistant Secretary, if appointed). In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate had not ceased to be such officer or officers of the Corporation.
6.2 Record.
     A record in one or more counterparts shall be kept of the name of the person, firm or corporation owning the shares represented by each certificate for stock of the Corporation issued, the number of shares represented by each such certificate, the date thereof and, in the case of cancellation, the date of cancellation. Except as otherwise expressly required by law, the person in whose name shares of stock stand on the stock record of the Corporation shall be deemed the owner thereof for all purposes regarding the Corporation, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof.
6.3 Transfer and Registration of Stock.
     Registration of transfers of shares of the Corporation shall be made only on the books of the Corporation upon request of the registered holder thereof, or of his, her or its attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, and upon the surrender of the certificate or certificates for such shares properly endorsed or accompanied by a stock power duly executed. The Corporation shall provide that its books shall remain open at all times during which the a class or series of the Corporation’s equity securities are publicly listed.
6.4 Addresses of Stockholders.
     Each stockholder shall designate to the Secretary an address at which notices of meetings and all other corporate notices may be served or mailed to him, her or it, and, if any stockholder shall fail to designate such address, corporate notices may be served upon him, her or it by mail directed to him, her or it at his, her or its post-office address, if any, as the same appears on the share record books of the Corporation or at his, her or its last known post-office address.
6.5 Lost, Destroyed and Mutilated Certificates.
     The holder of any shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board may, in its discretion, cause to be issued to him, her or it a new certificate or certificates for such shares, upon the surrender of the mutilated certificates or, in the case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and the Board may, in its discretion, require the owner of the lost or destroyed certificate or his, her or its legal representative to give the Corporation a bond in such sum and with such surety or sureties as it may direct to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.
6.6 Regulations.
     The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for stock of the Corporation.
6.7 Fixing Date for Determination of Stockholders of Record.
     (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall be not more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting pursuant to Section 2.4 hereof.
     (b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.
ARTICLE VII
FISCAL YEAR
     The fiscal year of the Corporation shall be the first day of January through and including the last day of December unless otherwise determined by the Board.
ARTICLE VIII
INDEMNIFICATION AND INSURANCE
8.1 Indemnification.
     (a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or Proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (each an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity while serving as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation as provided in the Certificate of Incorporation.
     (b) The rights to indemnification and to the Advancement of Expenses conferred in the Certificate of Incorporation shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, agreement, vote of stockholders or disinterested directors or otherwise.
     8.2 Insurance.

     The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation or any person who is or was serving at the request of the Corporation as a director, officer, employer or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.
8.3 Indemnity Agreements.
     The Corporation may enter into agreements with any director, officer, employee or agent of the Corporation providing for indemnification to the full extent permitted by the DGCL.
ARTICLE IX
AMENDMENT
     Notwithstanding anything contained herein to the contrary and except as otherwise provided in the Certificate of Incorporation, these Bylaws may be altered, amended or repealed, and new Bylaws may be adopted (to the extent not inconsistent with the laws of the State of Delaware) by the affirmative vote of the holders of at least two-thirds of the outstanding Voting Stock at a meeting of the stockholders called for that purpose, or by the affirmative vote of a majority of the members of the Board who are present at any regular or special meeting of the Board.